Exhibit 10.546

FIRST AMENDMENT TO MORTGAGE BROKERAGE SERVICES AGREEMENT

This First Amendment to that certain Mortgage Brokerage Services Agreement dated as of November 1, 2006 (“Services Agreement”) made between INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC., (“Business Manager”) a Maryland corporation and INLAND MORTGAGE BROKERAGE CORPORATION (“Service Provider”), an Illinois corporation, is made as of November 1, 2006.

RECITAL

Business Manager and Service Provider desire to amend the Compensation paid to Service Provider by providing for an hourly, actual cost to Service Provider, charge for post closing services requested by the Business Manager or the REIT and/or a REIT Affiliate and rendered by the Service Provider, such services including the completion of post closing obligations and other services not covered under or compensated by the percentage brokerage fee.

NOW THEREFORE, in consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Recital set forth above is hereby incorporated herein by reference.

2. Effective as of November 1, 2006, a new subparagraph is added to Paragraph 1 of Exhibit A, as follows;

“Follow up and complete post closing obligations of borrowers as requested by the Business Manager, or the REIT or Affiliates of the REIT (“Post Closing Services”).”

3. Effective December 1, 2006, Paragraph 2 of Exhibit A to the Agreement is deleted in its entirety and in lieu thereof the following is inserted:

“2. Compensation: Except for Post Closing Services, Service Provider shall be paid for all services rendered under this Agreement on the basis of 0.2% of the principal amount of each loan placed for the REIT and/or its Affiliates. For Post Closing Services, Service Provider shall be paid at the rate $34.00 per hour of Post Closing Services rendered.”

In all other respects the Services Agreement remains in full force and effect

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.
By:	/s/ Brenda Gail Gujral
Its:	Vice President

INLAND MORTGAGE BROKERAGE CORPORATION
By:	/s/ Gail P. Gress
Its:	Vice President